EXECUTION

AMENDMENT TO
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to Transfer Agency and Service Agreement ("Amendment") is made as of March 24, 2026, by and between Global X Funds, a Delaware statutory trust (the "Trust"), on behalf of its series listed on Appendix A hereto (as such Appendix may be amended from time to time) (each a "Fund" and collectively, the "Funds") having its principal office and place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the "Bank").

BACKGROUND:

A. The Bank and each Fund are parties to a Transfer Agency and Service Agreement made as of September 20, 2022, as amended to date (the "Agreement") relating to the Bank's provision of services to each Fund on behalf of each of its series.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2. The Trust and the Bank agree that for the additional Funds added by the Appendix A attached hereto, fees and expenses shall be invoiced and payable to the Bank beginning upon the commencement of services under the Agreement to such Funds.

3. <u>Miscellaneous</u>.

   (a) Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

   (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect.

   (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

   (d) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or

by "Electronic Signature," which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e) This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GLOBAL X FUNDS, ON BEHALF OF THE FUNDS LISTED ON APPENDIX A

By: Jasmin Ali
Jasmin Ali (Mar 24, 2026 11:37:54 EDT)

Name: Jasmin Ali
Title: General Counsel

Date: Mar 24, 2026

THE BANK OF NEW YORK MELLON

By: Allison M Gardner

Name: Allison M. Gardner
Title: Senior Vice President

Date: Mar 24, 2026

APPENDIX A

(Amended as of March 24, 2026)

Funds

Global X Russell 2000 Covered Call & Growth ETF

Global X Information Technology Covered Call & Growth ETF

Global X Emerging Markets ex-China ETF

Global X Emerging Markets Great Consumer ETF

Global X Aging Population ETF

Global X AgTech & Food Innovation ETF

Global X Artificial Intelligence & Technology ETF

Global X Autonomous & Electric Vehicles ETF

Global X Blockchain & Bitcoin Strategy ETF

Global X Blockchain ETF

Global X Clean Water ETF

Global X CleanTech ETF

Global X Copper Miners ETF

Global X Cybersecurity ETF

Global X Data Center & Digital Infrastructure ETF

Global X DAX Germany ETF

Global X Disruptive Materials ETF

Global X E-Commerce ETF

Global X Emerging Markets Bond ETF

Global X FinTech ETF

Global X FTSE Southeast Asia ETF

Global X Genomics & Biotechnology ETF

Global X Gold Explorers ETF

Global X Hydrogen ETF

Global X Infrastructure Development ex-U.S. ETF

Global X Interest Rate Volatility & Inflation Hedge ETF

Global X Internet of Things ETF

Global X Lithium and Battery Tech ETF

Global X MSCI Argentina ETF

Global X MSCI China Consumer Discretionary ETF

Global X MSCI Colombia ETF

Global X MSCI Greece ETF

Global X MSCI Norway ETF

Global X MSCI SuperDividend EAFE ETF

Global X MSCI SuperDividend Emerging Markets ETF

Global X MSCI Vietnam ETF

Global X Nasdaq 100 Covered Call & Growth ETF

Global X NASDAQ 100 Risk Managed Income ETF

Global X NASDAQ 100 Tail Risk ETF

Global X Renewable Energy Producers ETF

Global X Robotics & Artificial Intelligence ETF

Global X S&P 500 Covered Call & Growth ETF

Global X S&P 500 Risk Managed Income ETF

Global X S&P 500 Tail Risk ETF

Global X S&P Catholic Values Developed ex-U.S. ETF

Global X Silver Miners ETF

Global X Social Media ETF

Global X SuperDividend ETF

Global X SuperDividend REIT ETF

Global X SuperDividend U.S. ETF

Global X Dorsey Wright Thematic ETF[1]

Global X Uranium ETF

Global X Video Games & Esports ETF

Global X Dow 30® Covered Call & Growth ETF

Global X 1-3 Month T-Bill ETF

Global X Defense Tech ETF

Global X Brazil Active ETF

Global X India Active ETF

Global X U.S. Cash Flow Kings 100 ETF

Global X Short-Term Treasury Ladder ETF

Global X Intermediate-Term Treasury Ladder ETF

Global X Long-Term Treasury Ladder ETF

Global X Bitcoin Covered Call ETF

Global X Treasury Bond Enhanced Income ETF

Global X Investment Grade Corporate Bond ETF

Global X U.S. 500 ETF

Global X AI Semiconductor & Quantum ETF

Global X Gold Miners ETF

[1] Formerly known as Global X Thematic Growth ETF.

Global X Zero Coupon Bond 2030 ETF

Global X Zero Coupon Bond 2031 ETF

Global X Zero Coupon Bond 2032 ETF

Global X Zero Coupon Bond 2033 ETF

Global X Zero Coupon Bond 2034 ETF

Global X Zero Coupon Bond 2035 ETF

Global X Commodity Strategy ETF

Global X U.S. 500 Income Edge℠ ETF

Global X Nasdaq-100® Income Edge℠ ETF

Global X Ethereum Covered Call ETF

Global X Space Tech ETF

Global X Stablecoin & Tokenization Ecosystem ETF